PROMISSORY NOTE

Aspen, Colorado

December 4, 2003

$1,000,000.00

For value received, on or before March 4, 2004, the undersigned (the “Borrower”) promises to pay to the order of Calim Venture Partners II, LLC, a Delaware limited liability company  (the “Payee”), at its office in Aspen, Colorado, the sum of ONE MILLION AND NO/100 ($1,000,000.00), or so much thereof as shall be advanced, in legal tender money of the United States, with interest thereon from the date of advance until default or maturity at a per annum rate equal to 12 percent.  Interest shall be computed on the basis of a year of 360 days, consisting of 12 months of 30 days each, but to the extent such computation of interest might cause the rate of interest borne by this Note to exceed the Maximum Rate (as hereinafter defined), such interest shall be computed on the basis of a 365 day or 366 day year, as the case may be.  Attached hereto as Appendix A is a schedule of monies heretofore advanced pursuant to this Promissory Note.

All past due principal and interest on this Note shall bear interest after maturity (whether by acceleration or otherwise) until paid at an interest rate per annum which, from day to day, shall be equal to the lesser of (i) the Maximum Rate or (ii) the rate of 18 percent per annum.

Accrued interest on this Note shall be payable together with all principal hereon at maturity.  The Borrower may prepay all or any part of this Note at anytime without penalty.  The Borrower may, in connection with transaction or transactions contemplated in connection with that certain letter agreement dated August 1, 2003 by and between Borrower and Calim Private Equity LLC, otherwise convert all or any part of this Note at anytime without penalty

THIS LOAN IS PAYABLE IN FULL AT MATURITY.  THE BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE.  THE PAYEE IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME.  THE BORROWER  WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT THE BORROWER MAY OWN, OR THE BORROWER WILL HAVE TO FIND ANOTHER LENDER, WHICH MAY BE, IF BOTH PARTIES SO AGREE AT SUCH TIME, THE PAYEE, WILLING TO LEND THE BORROWER THE MONEY.  IF THE BORROWER REFINANCES THIS LOAN AT MATURITY, THE BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF THE BORROWER OBTAINS REFINANCING FROM THE PAYEE.

It is understood and agreed that failure to pay any amount on this Note when due shall at the election of the Payee mature without notice, demand or presentment, the entire principal balance of this Note then unpaid.  If the Payee requires the services of an attorney to enforce the payment of this Note, or if this Note is collected through any law suit, probate, bankruptcy or other judicial proceeding, the Borrower agrees to pay the Payee all court costs, reasonable attorney's fees and expenses, and other collection costs incurred by the Payee.

The extension of time of payment of any amount due hereon, or this entire Note, at any time or times shall not operate to release the security for this obligation or any person liable hereon in any manner.  All makers, signers, guarantors, sureties and endorsers severally waive (to the extent permitted by law) diligence, demand, notice, presentment, notice of intention to accelerate, notice of acceleration, protest and notice of dishonor.  Failure of the Payee to exercise any right given to it hereunder shall not be deemed laches or a waiver thereof, but any such right shall be exercised by the Payee at any time after default by any person hereon and against any security or person liable hereon.

The Borrower and the Payee intend to conform strictly to the applicable federal or state usury laws now or hereafter in force with respect to this Note.  To such end (i) the aggregate of all interest and other charges constituting interest under such applicable usury laws and contracted for, chargeable or receivable under all documents and instruments now or hereafter executed in connection with this Note shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest that the Payee is authorized to charge the Borrower under such applicable usury laws (the “Maximum Rate”); (ii) if any excess interest is provided for, it shall be deemed a mistake, and the excess shall, at the option of the Payee, either be refunded to the Borrower or credited on the unpaid principal balance of this Note, and this Note shall be automatically reformed to permit for only the collection of interest computed at the Maximum Rate; (iii) in determining the maximum amount of interest that the Payee may charge to the Borrower, all interest shall be amortized, prorated, allocated and spread over the entire term of this Note to the full extent permitted by applicable federal or state law; and (iv) in the event that this Note is prepaid or the maturity is accelerated, unearned interest shall be cancelled and, if theretofore paid, shall at the option of the Payee, either be refunded to the Borrower or credited on the unpaid balance of this Note.

This Note shall be construed in accordance with the applicable laws of the State of Colorado and the laws of the United States of America applicable to transactions in Colorado.

Chapeau, Inc.

By:

Authorized Officer

Guy A. Archbold, CEO

#

PROMISSORY NOTE

Aspen, Colorado

December 4, 2003

$1,000,000.00

Appendix A

Schedule of Monies Advanced

Date	Payee	Advance Amount

19-Aug-2003	Chapeau, Inc.	$ 40,000.00
21-Aug-2003	Chapeau, Inc.	60,000.00
05-Sep-2003	Chapeau, Inc.	100,000.00
15-Sep-2003	Chapeau, Inc.	75,000.00
01-Oct-2003	Chapeau, Inc.	25,000.00
01-Oct-2003	P&J Properties	15,100.00
06-Oct-2003	Chapeau, Inc.	25,000.00
14-Oct-2003	Chapeau, Inc.	50,000.00
16-Oct-2003	Chapeau, Inc.	84,900.00
31-Oct-2003	Chapeau, Inc.	44,396.69
31-Oct-2003	Blumenfeld & Mendel	5,603.31
17-Nov-2003	Chapeau, Inc.	50,000.00
28-Nov-2003	Chapeau, Inc.	10,000.00

		$ 585,000.00

#